Exhibit 99.1

Unusual Machines Secures $5M+ Order from Powerus for Counter-UAS Systems

Deliveries commence in April, supporting rapid deployment of defense drone platforms

ORLANDO, FLORIDA / ACCESS Newswire / April 21, 2026 — Unusual Machines, Inc. (NYSE American: UMAC), a leading manufacturer of NDAA-compliant drone components, today announced a $5 million-plus order from Autonomous Power Corporation, doing business as Powerus, to supply U.S.-made components for counter-UAS systems and related drone platforms.

The order includes core components used across both counter-UAS interceptor systems and 10-inch class drones, reflecting growing demand for flexible, domestically produced platforms that can be deployed across multiple mission sets.

Deliveries are scheduled to commence in April and are expected to be completed within the second quarter.

“The conflict in Iran has highlighted the global need for NDAA-compliant counter-UAS,” said Allan Evans, Chief Executive Officer of Unusual Machines. “This is an entirely new market for our U.S.-manufactured parts, and we are proud to support Powerus as they build and deploy these systems where they’re needed most.”

Powerus develops drone systems for modern operational environments, including counter-UAS applications. Powerus recently announced a proposed merger with Aureus Greenway Holdings Inc. (Nasdaq: AGH).

“I’ve seen firsthand how quickly drone threats evolve and what happens when systems fail in the field,” said Brett Velicovich, Co-founder of Powerus. “We chose to work with Unusual Machines because they can deliver components we trust in real-world conditions.”

About Unusual Machines, Inc.

Unusual Machines manufactures and sells drone components and drones across a diversified brand portfolio, which includes Fat Shark, the leader in FPV (first-person view) ultra-low latency video goggles for drone pilots. The Company also retails small, acrobatic FPV drones and equipment directly to consumers through the curated Rotor Riot ecommerce store. With a changing regulatory environment, Unusual Machines seeks to be a dominant Tier-1 parts supplier to the fast-growing multi-billion-dollar U.S. drone industry. According to Fact.MR, the global drone accessories market is currently valued at $17.5 billion and is set to top $115 billion by 2032. For more information, please visit unusualmachines.com.

About Powerus

Powerus builds and scales unified autonomous systems architecture designed to move, protect, and sustain critical assets in high-risk environments. The company is building next-generation autonomous drone infrastructure and technologies for defense and critical infrastructure, positioning Powerus to support the rapidly expanding global demand for AI-enabled autonomy, defense systems, and modern battlefield capabilities. Production is scaled through U.S.-based manufacturing and strategic partners to support mission requirements. For more information, visit www.power.us.

1

Safe Harbor Statement

This press release contains forward-looking statements, including references to the expected delivery dates of our drone components. Forward-looking statements are often identifiable by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” “will,” or “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties, and other factors that may cause the Company’s actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although the Company believes that it has a reasonable basis for making each forward-looking statement contained in this press release, the Company cautions that these statements are based on a combination of facts and factors currently known by the Company and its expectations of the future, about which the Company cannot be certain. Forward-looking statements are subject to considerable risks and uncertainties, as well as other factors that may cause the Company’s actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks and uncertainties include our reliance on third parties to deliver parts needed to manufacture our drone components, issues arising from our rapid expansion, and the various risk factors relating to manufacturing and other risks described within the section entitled “Risk Factors” in the Company’s 2025 Annual Report on Form 10-K. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances, except as required by law.

NO OFFER OR SOLICITATION

This document is for informational purposes only and is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

IMPORTANT INFORMATION AND WHERE TO FIND IT

In connection with the transaction, AGH will file a registration statement on Form S-4 with the SEC, which will include an information statement and preliminary prospectus of AGH. After the registration statement is declared effective, AGH will mail to its stockholders a definitive information statement. Additionally, AGH expects to file other relevant materials with the SEC in connection with the merger. Investors and security holders are urged to read the registration statement and joint information statement/prospectus when they become available (and any other documents filed with the SEC in connection with the transaction or incorporated by reference into the joint information statement/prospectus) because such documents will contain important information regarding the proposed transaction and related matters. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by AGH through the website maintained by the SEC at http://www.sec.gov or at AGH’s website at https://www.aureusgreenway.com/secfilings.

Unusual Machines

Investor Contact:

investors@unusualmachines.com

Media Contact:

media@unusualmachines.com

Powerus

Investor Contact:

IR@aureusgreenway.com

Media Contact:

Maripat Finigan
pr@Power.us
860-508-3828

2